Addendum to the Agreement dated 28th of December 2010 (the "Agreement")

Dated July 31, 2011

The Parties:

Pimi Agro CleanTech, INC with its principal offices at 269 South Beverly Drive, Suite 1091 Beverly Hills, California 90212 (“Pimi” or the “Company”);

and

Uri Sheinbaum and Umidan Inc., both with principal address at P.O.B 4476, Haifa, Israel (“Uri” or the “Investor”);

Whereas	On December 28th, 2011 the parties have signed an Agreement relating to an Uri's investment in the Company whereby (i) Uri will invest a minimum of US$100,000 and up to US$400,000 under the terms and conditions of the Agreement (The “Investment”), and (ii) Uri will act on behalf of Pimi in order to identify an additional investment of at least 2 Million Euro by a third party, under the terms and conditions herein described (“The Additional Financing”);

And Whereas	The Parties have reached an agreement with regard to certain issues in the Agreement, which were under dispute between them as set forth herein under.

Now it has been agreed between the Parties:

1.	The Agreement and this Addendum

1.1	The Preamble to this Addendum is an integral part of it.

1.2	The headings of the sections are for convenience only and shall not affect the interpretation of this Addendum.

1.3	This Addendum is amending the terms of the Agreement. In case of conflict between the provisions of this Addendum and the provisions of the Agreement, the provision of this Addendum will prevail. Those provisions of the Agreement that have not been expressly amended hereby will remain in full force and effect.

1.4	Terms used in this Addendum will have the same meaning as they bear in the Agreement.

2.	Clause 2c of the Agreement shall be replaced in its entirety by the following -

“In case of successful completion of the Additional Financing Uri will be entitled to receive a success fee at the amount equal to 1% of the gross amount raised (“The Success Fee”)”.

3.	Clause 2e of the Agreement shall be deleted.

4.	In accordance with the provisions of Clause 1(a) of the Agreement, the Company has issued, to Umidan Inc. or to you warrants to purchase the Company shares (“The Warrants”) The parties hereby agree and acknowledge that the Termination Dates of the Warrants (each one as determined in the respective Warrant) shall be extended for one additional year.

As witness the hands of the parties:

Dated: July 31, 2011

Pimi Agro Cleantech Inc.

By:_________________________________
Name: Alon Carmel
Title: Chairman

Dated: July 31, 2011	The Investor.

By:_________________________________
Name: Uri Sheinbaum
Title:

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